Exhibit 99.1

JDA Investor Relations Contacts:
Kristen L. Magnuson, Executive Vice President & Chief
Financial Officer, JDA Software Group, Inc.
Tel: 480-308-3000

JDA Software Group, Inc.	Lawrence Delaney, Jr., The Berlin Group
NEWS RELEASE	Tel: 714-734-5000; larry@berlingroup.com
JDA Reports Financial Results for Second Quarter 2008
JDA Achieves Year-Over-Year Increase in Total Revenues
Scottsdale, Ariz. – July 28, 2008 – JDA® Software Group, Inc. (NASDAQ: JDAS) today announced financial results for the second quarter ended June 30, 2008. JDA reported total revenues of $91.8 million and product revenues of $62.2 million for second quarter 2008, compared to total revenues of $90.8 million and product revenues of $61.6 million for second quarter 2007. For the six months ended June 30, 2008, JDA reported total revenues of $185.7 million and product revenues of $128 million, compared to total revenues of $181.5 million and product revenues of $123.1 million for the six months ended June 30, 2007.
Second Quarter 2008 Financial Summary
•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) was $20.4 million for the second quarter of 2008 compared to $20.9 million in the second quarter 2007.

•	Adjusted non-GAAP earnings for second quarter 2008 was $0.29 per share as compared to $0.31 in the second quarter 2007 and exclude amortization of acquired software technology and intangibles, restructuring charges and stock-based compensation.

•	GAAP net income for second quarter 2008 was at $3.1 million or $0.09 per share, compared to GAAP net income of $4.8 million or $0.14 per share in second quarter 2007.

•	Software license revenues were $15.5 million in second quarter 2008, compared to $18.6 million in second quarter 2007.

•	DSOs were 68 days at the end of second quarter 2008, compared to 79 days at the end of first quarter 2008 and 76 days at the end of second quarter 2007.

•	Cash flow from operations was $28.8 million in second quarter 2008, compared to $23.1 million in first quarter 2008 and $24.9 million in second quarter 2007.

•	Cash and cash equivalents were $124.5 million at the end of second quarter 2008 after paying off an additional $13 million of debt, leaving a debt balance of $80.9 million. This compares to $95.3 million in cash and cash equivalents and $99.6 million in debt at December 31, 2007.
          “Although we experienced a slow down in license fees this quarter, our profitability and overall product revenues remained very strong,” commented JDA CEO Hamish Brewer. “Our new business win rates remain high and our pipeline of new opportunities remains strong.”
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JDA Software Reports Second Quarter 2008 Earnings
Second Quarter 2008 Highlights
•	Significant Software Deals for the Quarter: JDA signed 57 new software deals in second quarter 2008, which included three contracts that exceeded $1.0 million and six deals that included multiple products.

•	Regional Sales Activity:
➢	JDA’s Americas region software sales closed at $8.9 million in software license deals in the second quarter 2008, compared to $10.8 million in second quarter 2007. Software transactions with Americas customers include the following: Cabela’s Inc.; FAO Schwarz, Inc.; Hibbett Sports, Inc.; Liz Claiborne, Inc.; Supervalu, Inc.; The Fred W. Albrecht Grocery Company and Tiendas Peruanas.

➢	JDA’s Europe, Middle East and Africa (EMEA) region software sales were $4.8 million in second quarter 2008, compared to $5.0 million in second quarter 2007. EMEA customers that signed license agreements in second quarter 2008 include: Ackermans, a division of Pepkor Retail; Coop Italia Societa Cooperative; Lombardini Holding SpA; Mosaic Fashions Ltd. and Thales Information Systems Limited.

➢	JDA’s Asia Pacific region software sales closed at $1.8 million in second quarter 2008, compared to $2.8 million in second quarter 2007. Foster’s Group was a significant win in this region.
•	JDA’s Annual Global Conference Sets New Record: JDA’s annual global user conference, FOCUS 2008, had record attendance with nearly 1,700 retailers, manufacturers, wholesaler-distributors and services industries customers and partners at the four-day event in Las Vegas in May. Of the more than 200 sessions held, over 100 were customer-led. Eleven companies were recognized with a Real Results Award for their measurable results in achieving exceptional increases in sales and profits, reductions in inventory, improved operational efficiencies and decreases in resources and costs.
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JDA Software Reports Second Quarter 2008 Earnings
Six Month Results
•	Adjusted EBITDA increased to $42.3 million for the six months ended June 30, 2008, compared to $40.5 million for the six months ended June 30, 2007.

•	Adjusted non-GAAP earnings for the six months ended June 30, 2008 was $0.62 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges and stock-based compensation, as compared to adjusted non-GAAP earnings per share of $0.59 for the six months ended June 30, 2007, which excluded amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and a gain on the sale of an office facility.

•	GAAP net income for the six months ended June 30, 2008 was $8.4 million or $0.24 per share, as compared to GAAP net income of $10.2 million or $0.30 per share in the six months ended June 30, 2007.

•	Software license revenues were $35.6 million in the six months ended June 30, 2008, compared to $35.7 million in the six months ended June 30, 2007.
Conference Call Information
          JDA Software Group, Inc. will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its second quarter ended June 30, 2008. To participate in the call, dial 1-800-762-8779 (United States) or 1-480-629-9041 (International) and ask the operator for the “JDA Software Group, Inc. Second Quarter 2008 Earnings Conference Call.” A replay of the conference call will begin Monday, July 28, 2008 at 7:45 p.m. (Eastern) and will end on Thursday, August 28, 2008 at 11:59 p.m. (Eastern). You can hear the replay by dialing 1-800-406-7325 (United States) or 1-303-590-3030 (International) using access 3893162.
To participate in the webcast of the call, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00005297. A replay of the webcast will be available approximately five minutes after the conclusion of the event.
About JDA Software Group, Inc.
          JDA® Software Group, Inc. (NASDAQ: JDAS) is focused on helping companies realize real supply chain and revenue management results – fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers and services companies around the world are growing their businesses with greater
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JDA Software Reports Second Quarter 2008 Earnings
predictability and more profitably. For more information on JDA Software, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382.
          This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, Mr. Brewer’s statement that “our new business win rates remain high and our pipeline of new opportunities remains strong.” The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the risk that our win rates will decline in our highly competitive and ever changing market; (b) the possibility that we may not be able to close deals in our pipeline to the extent and within the timeframe of our forecasts, particularly given the current economic downturn; and (c) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
          The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
          • Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.
          • We exclude amortization of intangibles because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.
          • Restructuring charges and adjustments to acquisition-related reserves are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exist an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.
          • Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.
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JDA Software Reports Second Quarter 2008 Earnings
          • Sales of office facilities are non-routine transactions, not directly related to our core business of selling software and related services and hardware.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
          Some of the limitations in relying on non-GAAP financial measures are:
          • Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
          • The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.
          • Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.
          • Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
          We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
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JDA Software Reports Second Quarter 2008 Earnings
JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$124,539	$95,288
Accounts receivable, net	69,696	74,659
Income tax receivable	—	463
Deferred tax asset	8,311	8,203
Prepaid expenses and other current assets	15,768	15,925

Total current assets	218,314	194,538

Non-Current Assets:
Property and equipment, net	44,924	44,858
Goodwill	134,561	134,561
Other Intangibles, net:
Customer lists	133,031	144,344
Acquired software technology	26,476	29,437
Trademarks	2,174	3,013
Deferred tax asset	59,321	62,029
Other non-current assets	9,166	9,445

Total non-current assets	409,653	427,687

Total Assets	$627,967	$622,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,210	$3,559
Accrued expenses and other liabilities	44,230	48,559
Income tax payable	2,082	—
Current portion of long-term debt	1,750	7,027
Deferred revenue	82,003	67,530

Total current liabilities	133,275	126,675

Non-Current Liabilities:
Long-term debt	79,164	92,536
Accrued exit and disposal obligations	10,311	11,797
Liability for uncertain tax positions	5,636	5,421

Total non-current liabilities	95,111	109,754

Total Liabilities	228,386	236,429

Redeemable Preferred Stock	50,000	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 32,188,825 and 31,378,768 shares, respectively	322	314
Additional paid-in capital	303,211	295,694
Deferred compensation	(4,758)	(3,526)
Retained earnings	61,573	53,144
Accumulated other comprehensive gain	4,540	3,814

	364,888	349,440
Less treasury stock, at cost, 1,283,164 and 1,189,269 shares, respectively	(15,307)	(13,644)

Total stockholders’ equity	349,581	335,796

Total liabilities and stockholders’ equity	$627,967	$622,225

See notes to condensed consolidated financial statements.
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JDA Software Reports Second Quarter 2008 Earnings
JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Software licenses	$15,546	$18,626	$35,582	$35,654
Maintenance services	46,643	42,961	92,455	87,439

Product revenues	62,189	61,587	128,037	123,093

Consulting services	26,640	26,458	52,464	53,207
Reimbursed expenses	2,967	2,705	5,170	5,167

Service revenues	29,607	29,163	57,634	58,374

Total revenues	91,796	90,750	185,671	181,467

COST OF REVENUES:
Cost of software licenses	343	724	1,396	1,189
Amortization of acquired software technology	1,460	1,502	2,961	3,373
Cost of maintenance services	11,436	11,696	22,632	22,749

Cost of product revenues	13,239	13,922	26,989	27,311

Cost of consulting services	20,909	20,326	40,769	41,600
Reimbursed expenses	2,967	2,705	5,170	5,167

Cost of service revenues	23,876	23,031	45,939	46,767

Total cost of revenues	37,115	36,953	72,928	74,078

GROSS PROFIT	54,681	53,797	112,743	107,389

OPERATING EXPENSES:
Product development	13,232	11,996	26,908	25,783
Sales and marketing	15,730	15,103	31,839	29,911
General and administrative	10,378	9,256	21,978	19,544
Provision for doubtful accounts	—	1,302	—	1,590
Amortization of intangibles	6,076	3,963	12,152	7,926
Restructuring charges and adjustments to acquisition- related reserves	2,799	2,232	3,555	6,276
Gain on sale of office facility	—	—	—	(4,128)

Total operating expenses	48,215	43,852	96,432	86,902

OPERATING INCOME	6,466	9,945	16,311	20,487

Interest expense and amortization of loan fees	(2,466)	(3,175)	(4,948)	(6,625)
Interest income and other, net	779	795	2,076	1,464

INCOME BEFORE INCOME TAXES	4,779	7,565	13,439	15,326

Income tax provision	1,706	2,742	5,010	5,087

NET INCOME	$3,073	$4,823	$8,429	$10,239

BASIC EARNINGS PER SHARE	$.09	$.15	$.25	$.31

DILUTED EARNINGS PER SHARE	$.09	$.14	$.24	$.30

SHARES USED TO COMPUTE:
Basic earnings per share	34,214	33,225	34,069	33,148

Diluted earnings per share	35,263	33,955	35,174	33,760

See notes to consolidated financial statements.
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JDA Software Reports Second Quarter 2008 Earnings
JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (GAAP BASIS)	$6,466	$9,945	$16,311	$20,487

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,460	1,502	2,961	3,373
Add back amortization of intangibles	6,076	3,963	12,152	7,926
Add back restructuring charges	2,799	2,232	3,555	6,276
Add back stock-based compensation	1,042	991	2,224	1,879
Less gain on sale of office facility	—	—	—	(4,128)

Adjusted non-GAAP operating income	17,843	18,633	37,203	35,813

Add back depreciation	2,582	2,241	5,060	4,640

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$20,425	$20,874	$42,263	$40,453

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA, as a percentage of revenue

Operating income (GAAP BASIS)	7%	11%	9%	11%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	1%	2%	1%	2%
Amortization of intangibles	7%	4%	7%	4%
Restructuring charges	3%	3%	2%	3%
Stock-based compensation	1%	1%	1%	1%
Gain on sale of office facility	—%	—%	—%	(2%)

Adjusted non-GAAP operating income	19%	21%	20%	19%

Depreciation	3%	2%	3%	3%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	22%	23%	23%	22%

NON-GAAP EARNINGS PER SHARE

Income before income tax provision	$4,779	$7,565	$13,439	$15,326

Amortization of acquired software technology	1,460	1,502	2,961	3,373
Amortization of intangibles	6,076	3,963	12,152	7,926
Restructuring charges	2,799	2,232	3,555	6,276
Stock-based compensation	1,042	991	2,224	1,879
Gain on sale of office facility	—	—	—	(4,128)

Adjusted income before income taxes	16,156	16,253	34,331	30,652

Adjusted income tax expense	5,816	5,689	12,359	10,728

Adjusted net income	$10,340	$10,564	$21,972	$19,924

Adjusted non-GAAP diluted earnings per share	$0.29	$0.31	$0.62	$0.59

Shares used to compute non-GAAP diluted earnings per share	35,263	33,955	35,174	33,760

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JDA Software Reports Second Quarter 2008 Earnings

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
CASH FLOW INFORMATION

Net cash provided by operating activities	$28,812	$24,889	$51,911	$43,307

Net cash used in investing activities:
Payment of direct costs related to acquisitions	$(1,155)	$(2,109)	$(2,523)	$(4,414)
Purchase of other property and equipment	(2,328)	(1,447)	(4,497)	(3,983)
Proceeds from disposal of property and equipment	—	20	69	6,821

	$(3,483)	$(3,536)	$(6,951)	$(1,576)

Net cash provided by financing activities:
Issuance of common stock under equity plans	$5,664	$2,511	$5,707	$4,054
Principal payments on term-loan agreement	(13,000)	(20,000)	(18,649)	(35,000)
Other, net	(1,863)	239	(3,301)	303

	$(9,199)	$(17,250)	$(16,243)	$(30,643)